Exhibit 99.2

Dated 01 April 2005

ASTEX TECHNOLOGY LIMITED

AND

DR HARREN JHOTI

SERVICE CONTRACT AGREEMENT

Table of Contents

1.	DEFINITIONS AND INTERPRETATION	3
2.	NATURE OF ENGAGEMENT	3
3.	COMMENCEMENT DATE / NOTICE PERIOD	4
4.	PAY	5
5.	EXPENSES	5
6.	OTHER BENEFITS	5
7.	CONFLICTS OF INTEREST	6
8.	CONFIDENTIALITY	7
9.	INTELLECTUAL PROPERTY	8
10.	INCAPACITY	9
11.	TERMINATION OF AGREEMENT	9
12.	GENERAL	11

SCHEDULE DEFINITIONS AND INTERPRETATION		13

THIS AGREEMENT is made on the 01 day of April 2005

BETWEEN:

(1)           ASTEX TECHNOLOGY LIMITED whose registered office is 436 Cambridge Science Park, Milton Road, Cambridge CB4 0QA (‘the Company)

(2)           DR HARREN JHOTI (‘Dr Jhoti’)

WHEREAS: -

(A)          The company currently employees Dr Jhoti as a full time employee.

(B)           Dr Jhoti is free to continue such engagement on the terms set out below.

IT IS AGREED as follows: -

1.             DEFINITIONS AND INTERPRETATION

1.1           The Definitions set out in the Schedule apply in this Agreement which shall be interpretated in accordance with the rules of interpretation also set out in the Schedule.

2.             NATURE OF ENGAGEMENT

2.1           The Company has engaged Dr Jhoti and Dr Jhoti continues to accept engagement as a full time executive of the Company who will perform such duties as may be assigned to Dr Jhoti from time to time by or with the authority of the Board (‘the Services’). At the Agreement Date Dr Jhoti’s title is Chief Scientific Officer.

2.2           Dr Jhoti shall at all times during the period of this Agreement:

2.2.1        Devote the whole of his time, attention and ability during his hours of work (as set out below) to the duties of his employment;

2.2.2        If and for so long as the Company requires hold any office and/or other appointment in or on behalf of the Group and carry out duties for the benefit of or on behalf of any Group Company without further remuneration;

2.3           Dr Jhoti shall: -

2.3.1        Perform the Services to the best of his ability in an expert and diligent manner and in such a way as at all time to promote the best interests of the Company and the Group;

2.3.2        Faithfully and diligently perform his duties and exercise only such powers as are consistent with them;

2.3.3        Comply with all lawful and reasonable directions of the Board;

2.3.4        Keep the Board promptly and fully informed (in writing if so requested) of his conduct in relation to the business or affairs of the Group and provide such explanations as they may require;

2.3.5        Not at any time make any untrue or misleading statement relating to the Group.

2.4           Dr Jhoti’s hours of work are the normal hours of business of the Company together with such additional hours as may be necessary for Dr Jhoti to perform his duties properly and Dr Jhoti agrees whenever necessary to work longer than 48 hours a week on average.

2.5           Dr Jhoti’s normal place of work is 436 Cambridge Science Park, Milton Road, Cambridge CB4 0QA and/or such other place of business of the Group as the Board may reasonable require from time to time. Dr Jhoti will, if and for as long as required by the Company, make visits in the ordinary course of Dr Jhoti’s duties to such places anywhere in the world as the Company may specify. At the date of this Agreement, the Company has no immediate requirement for Dr Jhoti to work outside the United Kingdom for a period of more than one month.

2.6           Dr Jhoti warrants that, by entering into this Agreement, he is not in breach of any express or implied term of any contractual or other obligation to any third party which is binding on him.

3.             COMMENCEMENT DATE / NOTICE PERIOD

3.1           This Agreement will start of 1st April 2005 (‘Commencement Date’) and will continue until terminated by either party on 6 months written notice of termination.

3.2           No employment with a previous employer counts as part of Dr Jhoti’s period of continuous employment with the Company. Dr Jhoti’s period of continuous employment with the Company will begin from the original start date of 1st July 1999.

3.3           At any time after notice to terminate Dr Jhoti’s employment has been served pursuant to Clause 3.1 or Clause 11.4, the Company may, for such period as the Board deems appropriate: -

3.3.1        Suspend him from the performance of all or any of his duties. and/or

3.3.2        Appoint a replacement to hold the same or similar job title as him and/or to carry out all or any of his duties instead of him; and/or

3.3.3        Require him to resign from all or any offices and/or appointments he may hold in or on behalf of the Company or any Group Company; and/or

3.3.4        Exclude him from all or any premises of the Group;

PROVIDED THAT no other provision of the Agreement will cease to have effect by reason of the operation of this Clause.

4.             PAY

4.1           The Company will pay Dr Jhoti a salary at the rate of £156,000 each year (or such higher rate as may be awarded to Dr Jhoti pursuant to Clause 4.2) which will accrue from day to day and be payable in equal monthly instalments in arrears on or about the last working day of each month (‘the Salary’). The Salary covers any and all duties performed by Dr Jhoti as the holder of offices or appointments within the Group or duties performed upon behalf of any other Group Company.

4.2           On or about 30 June each year, Dr Jhoti’s Salary will be reviewed and the rate of Salary then payable may be (but will not necessarily be) increased by the Company with effect from the date of such review.

5.             EXPENSES

5.1           Within 30 days of receipts of an expenses claim from Dr Jhoti supported by the appropriate vouchers or other proof of payment the Company will reimburse Dr Jhoti for all expenses described in that invoice which have been reasonably incurred by him in providing the Services (including but not limited to travel, hotels, meals, telephone, fax and express delivery services) provided that any item of expenditure over £5,000 and any expenses to be incurred for foreign travel and expenses overseas must have been authorised in advance by the Chief Executive of the Company if they are to be reimbursed.

6.             OTHER BENEFITS

Pension

6.1           Under the terms of the Company Pension Scheme the Company will pay a contribution of 10% of base salary to a Company Personal Pension Plan. Dr Jhoti will be able to top up this amount with his own contributions if required.

The Company Personal Pension Plan is a money purchase plan. It should be noted that the Company will not make contributions to any independent Personal Pension Plans.

Holiday

6.2           In addition to public holidays, Dr Jhoti is entitled to 25 working days’ paid holiday in each holiday year (which runs from 1st January to 31st December) to be taken at such time as may be authorised in advance by the Chief Executive. Dr Jhoti may not, except with prior permission of the Board, carry forward any unused part of his holiday entitlement to a subsequent holiday year.

6.3           When Dr Jhoti leaves, his entitlement for the then holiday year will be calculated at the rate of 2 working days holiday for each complete calendar month of Dr Jhoti’s employment by the Company during the holiday year. Unless Dr Jhoti is dismissed pursuant to Clause 11.3, he will be entitled on termination to pay in lieu of any unused holiday entitlement. If Dr Jhoti has taken holiday in excess of his accrued entitlement, Dr Jhoti will be required to repay any excess Salary Dr Jhoti has received for such holiday. The basis for payment and repayment is 1/260th of Dr Jhoti’s salary for each day.

Insurances

6.4           During his employment, Dr Jhoti will be entitled to participate at the Company’s expense in the Company’s schemes relating to life assurance, (providing a maximum non-taxable life assurance of four times his salary), private medical expenses insurance (including family cover) and permanent health insurance, subject to the rules of the said schemes and Dr Jhoti’s (and where appropriate his family) continuing to be eligible to participate in or benefit from the schemes.

Share Options

6.5           Dr Jhoti will be given the opportunity to participate in the Company’s Share Option Scheme, subject to its rules, from time to time (details of which are set out in the Company’s Share Option document). If he does participate in this Scheme, that participation will be voluntary and will not constitute a contractual entitlement or give rise to any rights or remedies against the Company. By participating, he will be deemed to have waived any such entitlement, rights or remedies.

7.             CONFLICTS OF INTEREST

7.1           Dr Jhoti shall not without the prior written permission of the Board (such permission not to be reasonably withheld) be employed by, engaged by, act for or collaborate with any manner whatsoever (whether as a consultant, advisor, director, employee or otherwise) any other company, firm, business, academic or other institution:

7.1.1            In the Field;

7.1.2            Which otherwise carries on business in competition with or in a business which is the same as or similar to any business of the Company;

7.1.3            Might impair his ability to act at all times in the best interests of the Company; or

7.1.4            Might require him to disclose Confidential Information in order properly to discharge his obligations to or further his interest in such company, firm or business.

7.2           Subject to the general obligations of Dr Jhoti to the Company contained in this Agreement, nothing in this Agreement shall in any way prevent Dr Jhoti from carrying out any activity including, without limitation academic research, outside the Field.

7.3           Dr Jhoti shall not become a director or shadow director or hold any other office with any other company other than any Group Company without prior approval of the Board (such approval not to be unreasonably withheld).

7.4           Dr Jhoti shall not directly or indirectly receive or obtain any discount, rebate, commission or other inducement (whether in cash or in kind) when acting on behalf of the Company which is not authorised by regulations or guidelines from time to time governing dealings by executives on behalf of the Company, or, if Dr Jhoti does, he will account immediately to the Company for the amount so received.

7.5           Dr Jhoti shall not directly or indirectly: -

7.5.1        For the period of 12 months after the termination of his engagement hereunder be engaged or concerned or interested in any business carried on within the Restricted Area wholly or partly in competition with any Restricted Business. ‘Restricted Area’ means the United Kingdom, Europe, the United States of America and any other country in which the Company carries out or intends to carry out any Restricted Business as at the termination of his employment. ‘Restricted Business’ means research and development activities in the Field and all or any other commercial activities carried on or to be carried on by the Company in which Dr Jhoti knew Confidential Information to any material extent at any time during the final two years of his engagement;

7.5.2        For the period of 12 months after the termination of his engagement hereunder, induce or attempt to persuade any Employee to leave employment or engagement by the Company or offer employment or engagement to any Employee. An ‘employee’ is any person who is and was, at any time during the period of two years prior to the termination of Dr Jhoti’s engagement, employed or engaged by the Company in a senior management, senior technical or senior sales positions and who, by reason of such position, possesses and Confidential Information or is likely to be able to solicit the custom of any customer of the Company or to induce any such customer to cease dealing with the Company, were he to accept employment or engagement in a business which is similar to or in competition with any Restricted Business;

7.5.3        At any time, before or after the termination of his engagement, induce or seek to induce, by any means involving the disclosure or use of Confidential Information, any customer of the Company to cease dealing with the Company or to restrict or vary the terms upon which it deals with the Company;

7.5.4        At any time after the termination of his engagement directly or indirectly to disclose or make use of any Confidential Information;

7.5.5        At any time after the termination of his engagement, represent himself or permit himself to be held out as having any connection with or interest in the Company.

Each restriction in this Clause 7.5 (whether drafted separately or together with another) is independent and severable from the other restrictions and enforceable accordingly. If any restriction is unenforceable for any reason but would be enforceable if part of the wording were deleted, it will apply with such deletions as may be necessary to make it enforceable. The period of each of the above restrictions shall be reduced by the length of any period of gardening leave served by Dr Jhoti pursuant to Clause 3.3 of this Agreement.

8.             CONFIDENTIALITY

8.1           Dr Jhoti shall

8.1.1        Abide by all directions of the Board form time to time concerning the use, disclosure and supply of Confidential Information;

8.1.2        Not disclose or supply to any third party outside the Company any or all of the Confidential Information without the prior permission of the Board and without adhering to the Company’s standard operating practices with regard to such disclosure or supply;

8.1.3        Not without the prior permission of the Board make any statements on confidential matters on the Company’s behalf or concerning the Company to the press, media, venture capitalists, brokers, banks, financial analysts and / or any other person unconnected with the Company.

8.1.4        Not without the prior authority of the Chief Executive remove from Company premises or copy or allow others to copy the contents of any Document, which contains any Confidential Information or which belongs to the Company;

8.1.5        Return to the Company on request all Documents in his possession or under his control which belong to the Company or which contain or refer to any Confidential Information;

8.1.6        If so requested by the Company, delete all Confidential Information from any computer disks, tapes or other re-usable material in his possession or under his control and deliver up or destroy all other Documents and tangible items in his possession or under his control which contain or refer to any Confidential Information or which belongs to the Company.

8.2           The obligations set out in this Clause 8 shall survive the expiry or termination of this Agreement for whatever reason for a period of 5 years thereafter.

9.             INTELLECTUAL PROPERTY

9.1           Dr Jhoti shall make full and prompt disclosure to the Company of any and all Know How (including in particular inventions) conceived, originated or reduced to practice by Dr Jhoti during the period of this Agreement in connection with the performance of the Services and shall promptly supply to the Company any and all Materials and Documents created originated or reduced to practice by Dr Jhoti during the period of this Agreement in connection with the performance of the Services. This obligation shall apply whether or not Dr Jhoti has conceived, created or originated said Know How, Materials or Documents alone or jointly with others and whether or not on the premises of the Company or during normal working hours.

9.2           Dr Jhoti shall not make any filings for Patent Rights in respect of any inventions made by him the subject of Clause 9.1. Any and all such filings shall be made by the Company and any resulting Patent Rights shall as between Dr Jhoti and the Company be exclusively owned by the Company.

9.3           Dr Jhoti shall assign to the Company (or any Dr Jhoti or entity designated by the Company) all Dr Jhoti’s right, title and interest in and to any and all Know How, Materials and Documents the subject of Clause 9.1 and hereby irrevocably and unconditionally waives any or all claims to moral rights in any such items.

9.4           Dr Jhoti agrees both during and after the term of the Agreement to do or procure the doing of all such acts and things and to sign or procure the signing of all such deeds and documents as the Company may in its sole discretion require from time to time without limitation in connection with the filing, prosecution, maintenance and renewal of Patent Rights and the making of assignments. Dr Jhoti further agrees that he irrevocably designates and appoints each director of the Company other than Dr Jhoti as the agent and attorney-in-fact of him to do such acts and things and execute all such deeds and documents as the Company may deem necessary or desirable in order to protect its rights and interest in any such Know How, Material or Document.

9.5           Dr Jhoti hereby expressly acknowledges that the Company is under no duty or obligation under the terms of this Agreement to file, prosecute, maintain or renew any Patent Rights where the Company’s considerations, objectives or priorities from time to time do not support such action in any particular country.

9.6           References to the Company in this Clause 9 will be deemed to include any or, where indicated by the context, all of the Group Companies.

10.           INCAPACITY

10.1         If Dr Jhoti is absent from work because of illness or personal injury (‘Incapacity’), Dr Jhoti must report the fact immediately to the Company Secretary and, after seven continuous days absence, provide a medical practitioners certificate of his Incapacity and its cause for Statutory Sick Pay purposes covering the whole period of his absence.

10.2         If Dr Jhoti is absent from work due to Incapacity and has complied with the provisions of Clause 10.1, Dr Jhoti will continue to be paid his salary for up to 90 working days’ absence in any period of 12 consecutive months. Thereafter, payment will be through the Company’s Permanent Health Insurance where the maximum insurable benefit for any one member is 75% of salary less the basic State incapacity benefit payable for a single person after 52 weeks whether received or not. If Dr Jhoti’s absence exceeds (30) consecutive days, the Company will be entitled to appoint a temporary replacement to cover his absence.

10.3         For Statutory Sick Pay purposes, qualifying days are Dr Jhoti’s normal working days.

10.4         Dr Jhoti will, whenever requested by the Board, submit to examination by a medical practitioner selected and paid for by the Company. Dr Jhoti hereby authorises such medical practitioner to disclose to and discuss with the Board the results of such examination and any other matters which, in his opinion, might hinder or prevent Dr Jhoti) if during a period of Incapacity) from returning to work for any period or (in other circumstances) from properly performing Dr Jhoti’s duties at any time.

11.           TERMINATION OF AGREEMENT

Automatic termination

11.1         This Agreement will automatically terminate if Dr Jhoti is prohibited by law from being a director.

Suspension

11.2         The Company is entitled to suspend Dr Jhoti on full pay for so long as the Board considers appropriate in all the circumstances to carry out a disciplinary investigation and / or hearing involving a complaint against Dr Jhoti by reason of a breach of this Agreement or other misconduct.

Immediate dismissal

11.3         Without prejudice to any remedy which the Company may have against Dr Jhoti for breach or non-performance of any of the provisions of this Agreement the Company may by written notice to Dr Jhoti forthwith terminate this Agreement, and it will be treated for the purposes of this Agreement as termination by the Company ‘for cause’, if Dr Jhoti: -

11.3.1         Commit any act of gross misconduct or gross incompetence or other repudiatory breach of contract;

11.3.2         Without reasonable excuse and after prior written warning, repeat or continue any material breach of contract (not falling within Clause 11.3.1 above);

11.3.3         Commit such misconduct outside work or fall into such disrepute that in the good faith reasonable opinion of the Board has continued employment will materially prejudice the interests of the Company;

11.3.4         Is convicted of any criminal offence (other than road traffic offences0 punishable with at least 6 months imprisonment (whether or not such a sentence is actually imposed on him);

11.3.5         Resign (otherwise that at our request) any office you hold in the Company or the Group by virtue of his employment;

11.3.6         Become bankrupt, apply for or have a receiving order made against him or enter into any voluntary arrangement with his creditors;

11.3.7         Have an order made against him disqualifying him from acting as a company director.

Dismissal on short notice

11.4         The Company will be entitled to terminate this Agreement, notwithstanding Clause 10.2, by notice which is not less than Dr Jhoti’s then entitlement to statutory minimum notice plus a week given at any time when Dr Jhoti has been absent from work due to Incapacity for a period or periods aggregating 120 days in the preceding 12 months provided that the Company will have regard to Dr Jhoti’s entitlement (if any) under any scheme of permanent health insurance applicable to Dr Jhoti in determining whether or not to give notice pursuant to this Clause and will withdraw any such notice if, before it expires, Dr Jhoti resumes his duties and provides medical evidence satisfactory to the Board that Dr Jhoti is fully recovered and that no recurrence of Dr Jhoti’s Incapacity can reasonably be anticipated.

Payment in lieu

11.5         The Company reserves the right in its absolute discretion upon termination of this Agreement to pay Dr Jhoti his pay under Clause 4.1 in lieu of any remaining entitlement to notice, such termination will be regarded as ‘without cause’.

Other consequences of termination

11.6         At any time after notice to terminate this Agreement (either with or without cause) has been served or received by the Company, the Company may require Dr Jhoti: -

11.6.1         To resign (without any claim for compensation) from any offices and / or appointments which he holds as a director, nominee or representative of the Company or any Group Company; and

If Dr Jhoti should fail to do so within seven days of being so required, the company is hereby irrevocably authorised to appoint some person in Dr Jhoti’s name and on Dr Jhoti’s behalf to sign any document or do any thing necessary to effect such resignation (s) (without prejudice to any claims which Dr Jhoti may have against the Company arising out of this Agreement or its termination).

Claims

11.7         Dr Jhoti shall have no claim against the Company in respect of the termination of this Agreement:

11.7.1         By reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as part of any arrangements for the amalgamation or demerger of the undertaking of the Company not involving liquidation provided that Dr Jhoti shall have been offered employment with the amalgamated or reconstructed or de-merged company or companies on terms no less favourable to Dr Jhoti than under this Agreement; or

11.7.2         In relation to any provision in any articles of association, agreement or arrangement which has the effect of requiring Dr Jhoti to sell or give up any shares, securities, options or rights at any price or which causes any options or other rights granted to Dr Jhoti to become prematurely exercisable or lapse.

12.           GENERAL

1.1           Dr Jhoti is not subject to any particular disciplinary rules or procedures but should conduct himself in a thoroughly professional manner at all times.

1.2           If Dr Jhoti has a grievance relating to his employment (other than one relating to a disciplinary decision), Dr Jhoti should refer that grievance to the Board whose decision will be final and binding on Dr Jhoti

1.3           This Agreement sets out the entire agreement of the parties in relation to the engagement and is in substitution for any previous contracts of employment or any other agreement between Dr Jhoti and the Company or any Group Company which is deemed to have been terminated by mutual consent.

1.4           No amendment or addition to this Agreement shall be effective unless it is in writing and is signed by both parties.

1.5           The termination of this Agreement will not affect such of the provisions of this Agreement as are expressed to operate or to have effect after termination and will be without prejudice to any accrued rights or remedies of the parties.

1.6           The validity, construction and interpretation of this Agreement and any determination of the performance which it requires shall be governed by English Law.

1.7           All disputes between the parties arising under, out of or relating to this Agreement or arising out of the circumstances and relationships contemplated by this Agreement including disputes relating to the validity, construction or interpretation of this Agreement and including its formation, validity, binding effect, interpretation, performance, breach or termination as well as non-contractual claims and including disputes relating to pre-contractual representations which result in any action or proceeding shall be subject to the (non-) exclusive jurisdiction of the English Courts.

1.8           Any notice to be given by a party under this Agreement must be in writing in the English language and must be delivered by hand or sent by first class post or facsimile transmission or other means of telecommunication in permanent written form (provided that the addressee has his or its own facilities for receiving such transmissions) to the last known postal address or appropriate telecommunication number of the other party. Where notice is given by any of the prescribed means, it is deemed to be received when, in the ordinary course of that means of transmission, it would be received by the addressee. To prove the giving of a notice, it is sufficient to show that it has been despatched. A notice has effect from the sooner of its actual or deemed receipt by the addressee.

IN WITNESS whereof the parties have executed this document as a deed on the date appearing at the head of this Agreement.

SIGNED by		)	/s/ T.J. Haines
For and on behalf of		)
ASTEX TECHNOLOGY LIMITED		)

SIGNED by		)	/s/ Dr. Harren Jhoti
DR HARREN JHOTI		)

WITNESSED by		)	/s/ Neil Jones

Name	NEIL JONES

Address	[ILLEGIBLE]

SCHEDULE DEFINITIONS
AND INTERPRETATION

1.     In this Agreement the following words and expressions shall have the following meanings:

1.1           ‘Agreement’ — this agreement and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.

1.2           ‘Board’ — means the board of directors of the Company and includes any committee of such board duly authorised to act on its behalf.

1.3           ‘Commencement Date’ — 1 April 2005.

1.4           ‘Confidential Information’ — Know-How, Materials or Patent Rights either owned by or licensed to the Company or conceived, created or originated by Dr Jhoti as set out in Clause 9.1 and trade secrets or confidentiality information relating to the business affairs or finances of the Group supplied or otherwise made available to Dr Jhoti or coming into Dr Jhoti’s possession in relation to the performance of this Agreement.

1.5           ‘Control’ — means the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party.

1.6           ‘Documents’ — means reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, CD-ROM, computer programs and documents thereof, computer information storage means, samples of material, other graphic or written data and any media on which Know How can be permanently stored.

1.7           ‘Field’ — means the development of X-ray crystallographic and related computational methods for the discovery of molecules with commercial applications.

1.8           ‘Group’ — means the Company and each Group Company for the time being.

1.9           ‘Group Company’- means any company which for the time being is a holding company or a subsidiary company (as defined in section 736 of the Companies Act 1985) of the Company.

1.10         ‘Know-How’ means unpatented technical and other information which is not in the public domain including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, information relating to Material, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research and development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to an information from ethical committees and regulatory authorities: Know How includes Documents containing Know How. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (as remains) not known to the public. Know How includes any rights including copyright, database or design rights protecting such Know How.

1.10.1      ‘Materials’ — Documents and any chemical or biological substances including any: -

(a)           Organic or inorganic element or compound.

(b)           Nucleotide or nucleotide sequence including DNA and RNA sequences;

(c)           Gene;

(d)           Vector or construct including plasmids, phages or viruses;

(e)           Host organism bacteria, fungi, algae, protozoa and hybridomas;

(f)            Eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression system;

(g)           Protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody;

(h)           Drug or pro-drug;

(i)            Assay or reagent;

(j)            Or any other generic or biologic material or micro-organism;

(k)           Multi-cellular plants;

(l)            Data for the derivation of molecular structures including NMR spectra, X-Ray diffraction patterns, and other primary experimental information, assignments and other calculations, required for determination of the structure, and coordinates of the derived molecular structure;

(m)          Computer programmes or algorithms.

1.11         ‘Parties’ — Company and Dr Jhoti

1.12         ‘Patent Rights’ — patent applications and patents, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition and all foreign counterparties of them, including any divisional applications and patents, refilings, renewals, continuations-in-part, patents of addition, extensions, reissues, substitutions, confirmations, registrations, revalidation and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

2.       In this Agreement:

2.1           Unless the context otherwise requires all references to a particular Clause, paragraph or Schedule shall be a reference to that Clause, paragraph or Schedule in or to this Agreement as the same may be amended from time to time pursuant to this Agreement;

2.2           A table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

2.3           Unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

2.4           Unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

2.5           Reference to the words ‘include’ or ‘including’ are to be construed without limitation to the generality of the preceding words; and

2.6           Reference to any statute or regulation includes any modification or re0enactment of that statute or regulation.